UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March  10, 2010

GLOBAL ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Park Street, Montclair, New Jersey		07042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On March 10, 2010, we executed a letter of intent with EnvirEau Technologies, Inc. of Canada, or EnvirEau. The agreement’s intent is to grant, for certain industry-specific applications, the exclusive rights to domestically market and distribute EnvirEau’s safe-acid mineral formula under the our private label, IMS1000TM. Pursuant to the agreement we will also have the exclusive right to market, distribute and/or license our private labeled EnvirEau products internationally for these same industry-specific applications.

EnvirEau’s formulas are a natural, environmentally safe blend of ionized minerals, designed for bacteriostatic algaecide control applications and will be used in connection with our water purification projects.  Certain of these projects currently being planned are contingent on us registering the product with the US Environmental Protection Agency. This registration is anticipated to be filed within the next 30 days and will be identical to the registrations already granted for this product by Health Canada and the U.S. National Science Foundation (NSF).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeland Security Network, Inc.

March 15, 2010

By: /s/ Peter Ubaldi

Name: Peter Ubaldi

Title: Chief Executive Officer